EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT
PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned officer of Hines Horticulture, Inc. (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q for the period ended September 30, 2007 to which this certification is being furnished as an exhibit (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2007
/s/ JAMES R. TENNANT
     James R. Tennant
     President, Chief Executive Officer and Director
     (Principal Executive Officer)